UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

The text set forth in Item 5.02 below regarding the adoption of the A&R CIC Plan (as defined below) and the Severance Benefit Plan (as defined below) are incorporated by reference into this Item 1.01.

Item 1.02.                                        Termination of Material Definitive Agreement.

The text set forth in Item 5.02 below regarding the amendment and restatement of the Prior CIC Plan (as defined below) is incorporated by reference into this Item 1.02.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2015 the Board of Directors (the “Board”) of Keurig Green Mountain, Inc. (the “Company”) approved the adoption of the Amended and Restated 2008 Change in Control Severance Benefit Plan (the “A&R CIC Plan”), which amends and restates the Company’s 2008 Change-in-Control Severance Benefit Plan (the “Prior CIC Plan”), and approved the adoption of the 2015 Severance Benefit Plan (the “Severance Benefit Plan”), to more closely align the Company’s executive severance benefits with those of its peer group, in order to continue to attract and retain top-performing executives.

Participants in the A&R CIC Plan and Severance Benefit Plan (together, the “Severance Plans”) are designated by the Compensation and Organizational Development Committee of the Board (the “Committee”) and the Committee will administer the Severance Plans.  The Committee designated Brian P. Kelley, the Company’s President and Chief Executive Officer, as a Level I participant in the A&R CIC Plan, and designated Michael J. Degnan, the Company’s Chief Legal Officer, Corporate General Counsel and Secretary, Robert Ostryniec, Chief Product Supply Officer, and John F. Whoriskey, President, U.S. Sales and Marketing, as well as certain other officers, as Level II participants in the A&R CIC Plan.  The Committee also designated Mr. Kelley as a Level I participant in the Severance Benefit Plan, and Messrs. Degnan, Ostryniec, and Whoriskey, along with certain other officers, as Level III participants in the Severance Benefit Plan.  As previously disclosed on a Current Report on Form 8-K filed by the Company on November 19, 2014, Frances G. Rathke, the Company’s Chief Financial Officer and Treasurer, previously entered into a Transition Agreement with the Company that governs the terms of her severance arrangements in the event of various termination scenarios, including in the event of a change in control or termination without cause.

The Severance Plans each provide that in the event of a conflict between the terms of a participant’s written employment arrangement (employment agreement or offer letter) and the terms of the applicable Severance Plan, whichever term is most beneficial to the participant shall govern.  The Severance Plans do not provide for a gross-up payment to any executive officers or other participants to offset any “golden parachute” excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended.

Amended and Restated 2008 Change in Control Severance Benefit Plan

The material differences between the A&R CIC Plan and the Prior CIC Plan are: (i) the provision of tiered severance benefits based on the designated level of an individual’s participation; (ii) revision to certain definitions (including “change in control” and “good reason”); (iii) the requirement of a release and restrictive covenant agreement to be entered into by a participant as a condition to receiving benefits under the A&R CIC Plan; and (iv) limitations on the ability of the Board to amend or terminate the A&R CIC Plan within a twelve (12) month period following its adoption or subsequent amendment.

Under the terms of the A&R CIC Plan, upon a participant’s “qualifying termination” (which is defined to mean a participant’s involuntary termination without cause or a participant’s voluntary termination for good reason during the three (3) months preceding or the twelve (12) months following a change in control, as more specifically defined in the A&R CIC Plan), the participant is entitled to receive termination payments equal to: (i) three times, for a Level I participant, two times, for a Level II participant, or one time, for a Level III participant, an amount equal to such participant’s base salary plus bonus; plus (ii) such participant’s pro rata target annual incentive bonus; plus (iii) such participant’s earned but unpaid salary.  All participants are also eligible for reimbursement of COBRA premiums up to, in the case of Level I and Level II participants, eighteen (18) months, and, in the case of Level III participants, twelve (12) months.

2015 Severance Benefit Plan

The Severance Benefit Plan provides that upon a participant’s “qualifying termination” (which is defined to mean a participant’s involuntary termination without cause or, in the case of a Level I participant only, a participant’s voluntary termination for good reason, as more specifically defined in the Severance Benefit Plan), the participant is entitled to receive termination payments equal to: (i) for a Level I participant, one and one-half times the participant’s base salary plus bonus; for Level II participants, at the election of the Committee at the time of designation, either one and one half or two times such participant’s base salary; and for Level III participants, an amount equal to one times such participant’s base salary; plus (ii) for all participants, such participant’s pro rata earned annual incentive bonus; plus (iii) for all participants, such participant’s earned but unpaid salary.  All participants are also eligible for reimbursement of COBRA premiums up to, in the case of Level I and Level II participants, eighteen (18) months, and, in the case of Level III participants, twelve (12) months.  The Severance Benefit Plan also requires a release and restrictive covenant agreement be entered into as a condition to receiving benefits under the Severance Benefit Plan and places limitations on the ability of the Board to amend or terminate the Severance Benefit Plan within a twelve (12) month period following its adoption or subsequent amendment.

The foregoing descriptions of the A&R CIC Plan and the Severance Benefit Plan are summary in nature, and subject to, and qualified in their entirety by, the full text of such documents, copies of which are filed as Exhibit 10.1 and 10.2 hereto and incorporated herein to this Item 5.02 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2008 Change in Control Severance Benefit Plan

10.2	2015 Severance Benefit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Michael J. Degnan
Michael J. Degnan
Chief Legal Officer, Corporate General Counsel and Secretary

Date: April 29, 2015

Index to Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2008 Change in Control Severance Benefit Plan

10.2	2015 Severance Benefit Plan